EXHIBIT 10.4

OMNIBUS COLLATERAL ASSIGNMENT

This COLLATERAL ASSIGNMENT (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Assignment”) is entered into as of July 19, 2021 by and among BODY AND MIND INC., a Nevada corporation (“Borrower”), each person identified on the signature page hereto as Assignor (collectively, the “Assignor”), and FG Agency Lending LLC (the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan Agreement (as amended, restated, amended, modified or otherwise supplemented from time to time, including the schedules thereto, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Loan Agreement), dated the date hereof, by and among the Borrower, the Guarantors from time to time party thereto, Agent and the lenders from time to time that are parties thereto (each a “Lender” and collectively, the “Lenders”), Lenders have agreed to make a Term Loan to Borrower;

WHEREAS, the Obligations are secured pursuant to, among other things, the Security Agreement and the Pledge Agreement; and

WHEREAS, in order to provide additional security for the repayment of the Obligations, the parties hereto desire that the Agent for the ratable benefit of the Lenders be granted an assignment and security interest in all rights and interests of Assignors under the agreements described in greater detail on Schedule A hereto and all other agreements entered into after the date hereof which are required to be collaterally assigned to the Agent for the benefit of Lenders pursuant to the Loan Agreement (collectively, the “Assigned Contracts”).

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Loan Agreement. The rules of construction set forth in the Loan Agreement shall apply to this Assignment. This Assignment shall constitute a Loan Document for all purposes of the Loan Agreement.

2. Notwithstanding anything set forth in this Agreement to the contrary, the Parties agree and acknowledge that the Assigned Contracts shall exclude: (i) any contracts falling within the scope of the Excluded Collateral (as such term is defined in the Security Agreement); and (ii) any contracts for which an assignment thereof would be restricted or prohibited by the Cannabis Laws.

3. Assignor does hereby grant, bargain, sell, assign, transfer and set over unto the Agent for the ratable benefit of the Lenders, and each of their successors and assigns, a security interest in all the rights, interests and privileges which such Assignor has or may have in or under the Assigned Contracts (as applicable), including the present and continuing right with full power and authority, in its own name, or in the name of such Assignor, or otherwise, but subject to the provisions and limitations of Section 3, (a) to make claim for, enforce, perform, collect and receive any and all rights under the Assigned Contracts, (b) to do any and all things which such Assignor is or may become entitled to do under any Assigned Contract, and (c) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under any Assigned Contract; provided, however, that the Agent shall not exercise any such power unless and until an Event of Default occurs and is continuing.

4. The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of the Agent or the Lenders under the terms of the Loan Agreement or any other Loan Document, it being understood and agreed that, until the occurrence and during the continuance of an Event of Default, and the exercise of the Agent’s rights following such Event of Default (including, without limitation, its rights under Section 5), Assignors shall have all rights to and a license to collect on the Assigned Contracts and to retain, use and enjoy the same.

5. Each Assignor, upon the occurrence and during the continuation of an Event of Default, hereby authorizes the Agent on behalf of the Lenders, at the Agent’s option and without notice, to directly receive any and all payments and other benefits owed to any Assignor under any Assigned Contract and to do all acts required or permitted under any Assigned Contract as the Agent in its sole discretion may deem proper or desirable, including contacting each counterparty to each Assigned Contract, and directing them to directly pay Agent. Each Assignor, upon the occurrence and during the continuation of an Event of Default, does hereby irrevocably constitute and appoint the Agent, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for such Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that the Agent on behalf of the Lenders shall not exercise any such power unless and until the occurrence and during the continuance of an Event of Default.

6. The Agent shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by any Assignor under the Assigned Contracts, and each Assignor hereby agrees to indemnify the Agent and the Lenders for, and to save the Agent and the Lenders harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from the Agent’s or any Lender’s gross negligence or willful misconduct.

7. Each Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable until the termination of the Loan Agreement and payment and satisfaction in full of all Obligations.

8. Neither this Assignment nor any action or inaction on the part of the Agent shall constitute an assumption on the part of the Agent of any obligations or duties under the Assigned Contracts.

9. Each Assignor covenants, represents and warrants that:

(a) it has the power and authority to assign each of the Assigned Contracts and there are no currently effective prior assignments of the Assigned Contracts;

(b) each Assigned Contract is and shall be a valid contract, and that there are, to the knowledge of such Assignor, no defaults on the part of any of the parties thereto;

(c) it will not assign, pledge or otherwise encumber any Assigned Contract;

(d) except as expressly permitted under the Loan Agreement, it will not cancel, terminate or accept any surrender of any of the Assigned Contracts, or amend or modify the same directly or indirectly in any respect;

(e) it will not waive or give any consent with respect to any material default or material variation in the performance under any Assigned Contract, it will at all times take proper steps to enforce all of the provisions and conditions thereof, and it will immediately notify the Agent of any material default under the Assigned Contracts;

(f) it will perform and observe, or cause to be performed and observed, all of the material terms, covenants and conditions on its part to be performed and observed with respect to each Assigned Contract; and

(g) it will execute from time to time any and all additional assignments or instruments of further assurance to the Agent, as the Agent on behalf of the Lenders may at any time request.

10. At such time as the Obligations are paid in full, this Assignment and all of the Agent’s and the Lenders’ right, title and interest hereunder with respect to the Assigned Contracts shall terminate and the Agent and the Lenders shall execute and deliver such documents and instruments reasonably necessary to terminate, release and discharge this Assignment and the security interest created hereby.

11. This Assignment shall inure to the benefit of the Agent and its successors and assigns, and shall be binding upon the Assignors, their respective successors, successors in title and permitted assigns.

12. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Assignment. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment.

13. The terms of the Loan Agreement with respect to Sections 11.3 (Notices, Etc.), 11.5 (Costs and Expenses), 11.6 (Indemnification), 11.12 (Governing Law), 11.13 (Submission to Jurisdiction; Waivers), 11.14 (Waiver of Defense of Illegality), and 11.15 (Execution in Counterparts) are incorporated herein by reference, mutatis mutandis, in each case substituting references to “Borrower” or “Loan Parties” with references to Assignors, and the parties hereto agree to such terms.

14. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment.

15. Notwithstanding anything in this Agreement to the contrary, all rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any Requirement of Law, including but not limited to the Cannabis Laws, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Requirements of Law and Cannabis Laws that may be controlling and to be limited to the extent necessary so that they shall not render this agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any Requirement of Law.

16. This Assignment, any Assigned Contract and any interest herein may not be assigned by any Assignor without the prior written consent of the Agent. The Agent may assign this Assignment at any time in whole or in part in accordance with the Loan Agreement.

17. This Assignment will become effective immediately upon its execution by all the parties. This Assignment may not be amended or modified without the express written consent of the Agent and Assignors.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment the day and year first above written.

BORROWER:

BODY AND MIND INC.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	CEO

ASSIGNORS:

DEP NEVADA INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NEVADA MEDICAL GROUP, LLC

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI 1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

NMG MI P1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Collateral Assignment]

NMG MI C1, INC.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	COO

[Signature Page to Collateral Assignment]

AGENT:

FG AGENCY LENDING LLC

By:	/s/ Peter Bio
Name:	Peter Bio
Title:	Authorized Signatory

[Signature Page to Collateral Assignment]

SCHEDULE A

SCHEDULE OF ASSIGNED CONTRACTS

This schedule of assigned contracts (the “Schedule”) has been prepared in connection with a certain omnibus collateral assignment agreement dated as of July 19, 2021 (the “Agreement”) by and between FG AGENCY LENDING LLC (the “Agent”) and Body and Mind, Inc. (“Borrower”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Pursuant to the Agreement, the following is a list of all Assigned Contracts:

1. Management Agreement between Nevada Medical Group, LLC and Comprehensive Care Group, LLC dated March 15, 2019;

2. Convertible Credit Facility Agreement from DEP Nevada, Inc. to NMG MI 1, Inc. (formerly NMG MI 1, LLC) dated February 1, 2021;

3. Convertible Credit Facility Agreement from DEP Nevada, Inc. to NMG MI C1, Inc. (formerly NMG MI C1, LLC) dated February 1, 2021; and

4. Convertible Credit Facility Agreement from DEP Nevada, Inc. to NMG MI P1, Inc. (formerly NMG MI P1, LLC) dated February 1, 2021.